                                                                    Exhibit 23.2




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Gerald Stevens, Inc. 2000 Stock Option Plan and to the incorporation by reference therein of our reports dated October 8, 1998, with respect to the consolidated financial statements and schedule for the year ended August 31, 1997 of Gerald Stevens, Inc. included in its Annual Report (Form 10-K) for the year ended August 31, 1999 filed with the Securities and Exchange Commission.



ERNST & YOUNG LLP




Tampa, Florida
March 27, 2000